Exhibit 99.3

TPI Composites Expands its Relationship with Nordex in Turkey

SCOTTSDALE, Ariz., Nov. 09, 2016 (GLOBE NEWSWIRE) -- TPI Composites, Inc., (TPI) (Nasdaq:TPIC), the largest U.S.-based independent manufacturer of composite wind blades, announced today that it has entered into an additional,  long-term agreement with Nordex to supply wind blades from two lines at its newly-constructed manufacturing facility in Izmir, Turkey.

“We are pleased that Nordex has chosen to outsource additional blade production with us in Turkey,” said Steve Lockard, TPI’s President and CEO.

TPI has been building wind blades for Nordex in Turkey since 2013 under its original long-term supply agreement with Nordex.

“We are excited to add our second customer to our new Turkey facility and to continue delivering high-quality, cost competitive wind blades to our customers in the EMEA region,” added Senol Bircan, TPI’s Vice President – EMEA Operations.

About TPI Composites, Inc.

TPI Composites, Inc. is the largest U.S.-based independent manufacturer of composite wind blades for the wind energy market. TPI delivers high-quality, cost-effective composite solutions through long term relationships with leading wind turbine manufacturers. TPI is headquartered in Scottsdale, Arizona and operates factories throughout the U.S., Mexico, China and Turkey.

Investor Contact:
investors@tpicomposites.com
480-315-8742